Exhibit 10.5

AKEBIA THERAPEUTICS, INC.

AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT AND TERM

Section 1.01. Establishment; Definitions. This Plan was originally adopted by the Board effective April 4, 2008, and by the stockholders of the Corporation effective April 4, 2008. This Plan was adopted in this amended and restated form by the Board effective July 28, 2009, and by the stockholders of the Corporation effective July 28, 2009. All capitalized terms used herein are defined herein or in Appendix A attached hereto.

Section 1.02. Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on April 3, 2018, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Corporation, whichever is earlier. No Equity Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Suspension or termination of the Plan shall not impair rights and obligations under any Equity Award granted while the Plan is in effect, except with the consent of the person to whom the Equity Award was granted.

ARTICLE II

STRUCTURE AND PURPOSE

Section 2.01. Section 2.01 Structure of Plan. The Equity Awards issued under the Plan shall be either, in the discretion of the Board, (a) Options granted pursuant to Article VI hereof, including Incentive Stock Options and Non-statutory Stock Options, or (b) Stock bonuses or restricted Stock awards granted pursuant to Article VII hereof. All Options shall be designated as Incentive Stock Options or Non-statutory Stock Options at the time of grant.

Section 2.02. Purpose. The purpose of the Plan is to promote the interests of the Corporation by aligning the interests of selected eligible persons under the Plan with the interests of the stockholders of the Corporation and by providing to such persons an opportunity to obtain the benefits from ownership of the Corporation’s Stock through the granting to such persons of Equity Awards. The Corporation, through the use of the Plan, seeks to attract and retain the services of Employees, Directors and Consultants, and to provide additional incentives for such persons apart from the provisions of their employment agreements or other arrangements with the Corporation or its Affiliates.

ARTICLE III

ADMINISTRATION

Section 3.01. Board; Delegation to Committee. The Board shall administer the Plan unless and until the Board delegates administration to a Committee. The Board may delegate administration of the Plan to a Committee composed of two or more members of the Board, composed solely of Outside Directors or composed, if applicable law permits, of one or more officers of the Corporation. If administration is delegated to a Committee, the Committee shall have, in administering the Plan, all of the powers that were possessed by the Board prior to such delegation, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. If administration is delegated to a Committee, all references in this Plan to the Board shall thereafter be to the Committee. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

Section 3.02. Administration. The Board shall have the power, consistent with the express provisions of the Plan:

To determine from time to time which of the eligible persons under the Plan shall be granted Equity Awards;

To determine whether an Equity Award shall be an Incentive Stock Option, a Non-statutory Stock Option, a Stock bonus, a restricted Stock award or a combination of the foregoing;

To approve forms of Equity Award Agreements for use under the Plan;

To determine the number of shares of Stock to be covered by each Equity Award granted hereunder;

To determine how and when each Equity Award shall be granted, the provisions of each Equity Award granted (including, but not limited to, provisions setting forth or relating to exercise price, vesting schedule, vesting acceleration, forfeiture and rights of repurchase), and to provide for any and all other terms and conditions in an Equity Award which are not expressly prohibited by the Plan;

To construe and interpret the Plan and Equity Awards granted under it, and to establish, amend and revoke rules and regulations for the administration of such Plan and Equity Awards;

To correct any defect, omission or inconsistency in the Plan or in any Equity Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

To amend the Plan or an Equity Award as provided in Article XI; and

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Corporation that are not in conflict with the provisions of the Plan.

Any determination by the Board with respect to the matters referred to above shall be final and conclusive.

ARTICLE IV

ELIGIBILITY

Section 4.01. Persons Eligible for Equity Awards. Incentive Stock Options may be granted only to Employees who meet the definition of “employee” under Section 3401(c) of the Code on the date of grant. Equity Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants. The extent to which any such person shall be entitled to be granted Equity Awards pursuant to the Plan shall be determined in the sole and absolute discretion of the Board. Eligibility to participate does not confer upon any Employee any right to be granted Equity Awards and the acceptance of any Equity Award by an Employee is voluntary.

Section 4.02. Other Limitations. If any payment or right accruing to an individual under this Plan (without the application of this Section 4.02), either alone or together with other payments or rights accruing to such individual from the Corporation or an Affiliate of the Corporation (“TOTAL PAYMENTS”), would constitute a “parachute payment” (as defined in Section 280G of the Code), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code, provided that the foregoing shall not apply to the extent provided otherwise in an Equity Award Agreement or in the event the affected individual is party to an agreement with the Corporation or an Affiliate of the Corporation that explicitly provides for an alternate treatment of payments or rights that would constitute “parachute payments.” The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Board in good faith after consultation with the affected individual, and such determination shall be conclusive and binding on such affected individual. The affected individual shall cooperate in good faith with the Board in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 4.02 shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Section 4.02 and after reduction for any applicable Federal income tax imposed by the Code.

ARTICLE V

SHARES SUBJECT TO THE PLAN

Section 5.01. Subject to the provisions of Article VIII relating to adjustments upon changes in Stock, no more than 12,667,667 shares of Stock may be issued pursuant to Equity Awards. The number of shares of Stock reserved for issuance under this Plan may be increased from time to time as permitted by law. If any Equity Award shall for any reason expire, be cancelled, be forfeited or otherwise terminate, in whole or in part, without having been exercised in full, or if shares of Stock are not delivered because an Equity Award is settled in cash or because such shares of Stock are used to satisfy an applicable tax withholding obligation, in whole or in part, or if shares of Stock which originally underlay an Equity Award are repurchased or otherwise reacquired by the Corporation, the Stock not acquired or delivered or reacquired (as the case may be) under such Equity Award by the holder thereof shall revert to and again become available for issuance under the Plan. The Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ARTICLE VI

TERMS OF OPTIONS

Section 6.01. Form of Option. Subject to the provisions of the Plan, each Option shall be in such form and shall contain such terms and conditions as the Board shall determine. The provisions of separate Options need not be identical.

Section 6.02. Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

Section 6.03. Exercise Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted. The exercise price of each Non-statutory Stock Option shall be the exercise price determined by the Board. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-statutory Stock Option) may be granted with an exercise price lower than that otherwise provided in this Section 6.03 if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) and Section 409A of the Code.

Section 6.04. Exercise of Options. Subject to the provisions of Section 6.07, an Optionee may at any time prior to the expiration or termination of an Option elect to purchase all or a portion of the Stock subject to such Option which such holder is then entitled to purchase by delivering to the Corporation a completed Stock Purchase Agreement specifying the number of shares of Stock the Participant desires to purchase. An Option may be exercised for whole shares of Stock only. The Stock Purchase Agreement shall be accompanied by payment of the applicable exercise price for Stock being acquired. Subject to the provisions of the Equity Award Agreement, the Corporation shall cause to be delivered to the holder a certificate for the shares of Stock so purchased. If the number of shares so purchased is less than the number of shares of Stock subject to the Option, the Corporation shall deliver to the holder a memorandum of the number of shares in respect of which the Option has been exercised and the number of shares which remain subject to the Option.

Section 6.05. Payment. Except as otherwise provided in the applicable Equity Award Agreement or by the Board, the purchase price of Stock acquired pursuant to an Option shall be paid in cash (by check) at the time the Option is exercised.

Section 6.06. Transferability. An Incentive Stock Option and, unless otherwise provided in an Equity Award Agreement, a Non-statutory Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person.

Section 6.07. Vesting. Subject to the provisions of the Plan, the Board, in its discretion, shall determine at the time of grant the time when an Option vests, becomes exercisable and shall expire, and such determinations shall be set forth in the applicable Equity Award Agreement. An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate, and the Board may provide for early exercise of unvested Options (with the Stock received therefor being itself subject to vesting) if expressly set forth in an Equity Award Agreement. Unless otherwise approved by the Board and set forth in writing by an authorized officer of the Corporation, an Option shall cease vesting upon the Optionee’s Termination, regardless of whether or not the Optionee was given requisite notice of Termination of such Optionee’s employment by the Corporation or by any Affiliate of the Corporation.

Section 6.08. Termination of Employment or Relationship as a Director or Consultant. An Option will expire immediately upon the Optionee’s Termination for Cause. Unless otherwise provided in the Equity Award Agreement relating to an Option, in the event of an Optionee’s Termination (for reasons other than Cause, the Optionee’s death or the Optionee’s Disability), the Optionee may exercise the Option to the extent of the shares in respect of which such Option is exercisable on the date notice of Termination is given to the Optionee by the Corporation or any Affiliate of the Corporation at any time beginning on such date and ending on the earlier of (a) the date one (1) month after such notice of Termination is delivered to the Optionee, or (b) the expiration of the term of the Option as set forth in the Equity Award Agreement. The time period for the exercise of such Options applies regardless of the sufficiency or the length of notice of Termination given by the Corporation or any Affiliate of the Corporation to the Optionee.

Section 6.09. Disability of Optionee. Unless otherwise provided in the Equity Award Agreement relating to an Option, in the event of a Termination as a result of the Optionee’s Disability, the Optionee may exercise the Option to the extent of the Shares in respect of which such Option is exercisable on the date notice of Termination is given to the Optionee by the Corporation or any Affiliate of the Corporation at any time beginning on such date and ending on the earlier of (a) the date twelve (12) months after such notice of Termination is delivered to the Optionee, or (b) the expiration of the term of the Option as set forth in the Equity Award Agreement.

Section 6.10. Death of Optionee. Unless otherwise provided in the Equity Award Agreement relating to an Option, in the event of a Termination as a result of the Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option to the extent of the Shares in respect of which such Option is exercisable on the date of death at any time beginning on such date and ending on the earlier of (a) the date twelve (12) months after the date of death, or (b) the expiration of the term of the Option as set forth in the Equity Award Agreement.

Section 6.11. Incentive Stock Option Limitations. The following limitations shall apply to a grant of an Incentive Stock Option:

If, at the time of the grant of an Incentive Stock Option, the Optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) equity securities possessing more than ten percent (10%) of the total combined voting power of all classes of equity securities of the Corporation or of any of its Affiliates, the exercise price of such Incentive Stock Option shall be at least one hundred and ten percent (110%) of the Fair Market Value of such Stock on the date of grant and the Incentive Stock Option shall terminate on the date that is within five (5) years after the date of grant.

If the aggregate Fair Market Value (determined as of the time the Incentive Stock Option with respect to such Stock is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Corporation and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit shall be treated as Non-statutory Stock Options.

Section 6.12. Cancellation and Regrant. The Board shall have the authority to effect, at any time and from time to time, (a) the repricing of any outstanding Options under the Plan, or (b) with the consent of the affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Stock and having an exercise price per share as determined by the Board.

Section 6.13. Qualification of Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Optionee affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

ARTICLE VII

TERMS OF STOCK BONUSES AND RESTRICTED STOCK AWARDS

Section 7.01. Form of Stock Bonus or Restricted Stock Award. Subject to the provisions of the Plan, each Stock bonus or restricted Stock award shall be in such form and shall contain such terms and conditions as the Board shall determine. The provisions of separate Stock bonuses or restricted Stock awards need not be identical.

Section 7.02. Purchase Price. The purchase price, if any, for any Stock granted as a Stock bonus or restricted Stock award shall be such amount as the Board shall determine and designate in the Equity Award Agreement. Notwithstanding the foregoing, the Board may determine that eligible participants in the Plan may be awarded Stock in consideration for past services rendered to the Corporation or an Affiliate thereof or for the benefit of the Corporation or an Affiliate thereof. Upon the award of any Stock bonus or restricted Stock award and the payment of any purchase price, if applicable, the holder of such Stock bonus or restricted Stock award shall deliver to the Corporation a completed Stock Purchase Agreement.

Section 7.03. Transferability. Unless otherwise provided in the Equity Award Agreement and subject to the provisions of any applicable buy-sell or similar agreements, Stock awarded or purchased pursuant to this Article VII shall not be transferable except by will or by the laws of descent and distribution, or except in connection with a Corporate Transaction, until such time as any vesting restrictions and/or repurchase rights thereon shall lapse.

Section 7.04. Payment. Unless otherwise provided in the applicable Equity Award Agreement, the purchase price, if any, of Stock acquired pursuant to a Stock bonus or restricted Stock award shall be paid in cash (by check) or, in the discretion of the Board, by promissory note (with terms determined by it in its discretion prior to the issuance of any Stock pursuant to such award.

Section 7.05. Vesting. Subject to the provisions of the Plan, the Board, in its discretion, shall determine whether shares of Stock sold or awarded under Article VII of the Plan shall be subject to vesting or to repurchase by the Corporation, and the time or times when such vesting restrictions and/or repurchase rights shall lapse, and such determinations shall be set forth in the applicable Equity Award Agreement. An Equity Award may be subject to such other terms and conditions on the time or times when it may vest (which may be based on performance or other criteria) as the Board may deem appropriate if expressly set forth in an Equity Award Agreement. Unless otherwise approved by the Board and set forth in writing by an authorized officer of the Corporation, a Stock bonus or restricted Stock award shall cease vesting upon the holder’s Termination, and (if applicable) the right to acquire any Stock purchasable thereunder which has not been purchased by such time shall terminate, regardless of whether or not the holder was given requisite notice of Termination of such holder’s employment by the Corporation or by any Affiliate of the Corporation.

ARTICLE VIII

ADJUSTMENTS UPON CHANGES IN STOCK; CORPORATE TRANSACTIONS

Section 8.01. Change in Stock. If any change is made in the Stock subject to the Plan, through a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Corporation (other than a Corporate Transaction), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to Article V, and the outstanding Equity Awards will be appropriately adjusted (to the extent not previously exercised by the holders thereof) in the class(es) and number of shares subject thereto and in the exercise price of such outstanding Equity Awards. If as a result of such event, a holder of an Equity Award would become entitled to a fractional share of Stock or other security, such holder shall have the right to purchase only the next lowest whole number of shares of Stock or other security and no payment or other adjustment will be made with respect to the fractional interest so disregarded. The Board shall make such adjustments at the time of the change in the Stock, whether or not specifically provided for in any outstanding Equity Award. The Board’s determination shall be final, binding and conclusive. Notwithstanding the foregoing, any such adjustment shall be made only if and to the extent that such adjustment would not cause any Equity Award intended to qualify as an Incentive Stock Option to fail to so qualify.

Section 8.02. Corporate Transaction. Unless the surviving corporation (or a parent or subsidiary of such corporation) in the Corporate Transaction assumes this Plan or such Equity Award or issues a substitute therefor or unless the Board provides in substitution for any outstanding Equity Award such alternative consideration as it, in good faith, may determine to be equitable in the circumstances, including cash, or unless otherwise provided in the Equity Award Agreement pursuant to which such Equity Award was originally granted, and subject to the provisions of Section 10.01, the following shall apply in the event of a Corporate Transaction:

If such Equity Award is an Option, then it shall terminate upon the effective date of the Corporate Transaction to the extent not exercised prior thereto.

If such Equity Award is a Stock bonus or restricted Stock award, then (i) the vested portion thereof shall survive the Corporate Transaction and shall be subject to the terms and conditions of such Corporate Transaction (including, but not limited to, any terms and conditions applicable to the sale, exchange, conversion or other disposition of such Stock bonus or Restricted Stock award in such Corporation Transaction), and (ii) the unvested portion thereof shall terminate upon the effective date of the Corporate Transaction (provided that in connection with the consummation of such Corporate Transaction, the Corporation shall pay the holder thereof an amount equal to the purchase price (if any) originally paid by such holder for the Stock bonus or Restricted Stock award so terminated).

(c) No Equity Award may be made after the effective date of the Corporate Transaction.

ARTICLE IX

COVENANTS OF THE CORPORATION

Section 9.01. Section 9.01 Reservation of Stock. The Corporation shall reserve from its authorized but unissued Stock the number of shares of Stock issuable pursuant to outstanding Equity Awards.

Section 9.02. Regulatory Authority. The Corporation shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to make an Equity Award and to issue and sell shares of Stock upon the exercise of outstanding Equity Awards, provided that this undertaking shall not require the Corporation to register under the Securities Act or under any applicable state securities laws either the Plan, any Equity Award or any Stock issued or issuable pursuant to any such Equity Award. If, after reasonable efforts, the Corporation is unable to obtain from any such regulatory commission or agency the authority for the lawful grant of any such Equity Award or the lawful issuance and sale of Stock under the Plan, then, as the case may be, the Equity Award so granted shall be nullified or the Corporation shall be relieved from any liability for failure to issue and sell Stock upon exercise of such Equity Awards unless and until such authority is obtained.

ARTICLE X

GENERAL PROVISIONS

Section 10.01. Acceleration of Vesting. Notwithstanding any provision in any Equity Award Agreement, the Board may, in its discretion, accelerate the time at which an Equity Award may first be exercised or the time during which an Equity Award or any part thereof will vest.

Section 10.02. Stockholder Rights. Except as set forth in the Equity Award Agreement, no holder of any Equity Award shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Stock subject to such Equity Award unless and until such person has satisfied all requirements for vesting or exercise of the Equity Award pursuant to its terms and the amount due in payment for Stock to be issued pursuant to such Equity Award Agreement, if any, has been paid in full to the Corporation.

Section 10.03. Employment or Other Services. Nothing in the Plan, any Equity Award Agreement or any instrument executed pursuant thereto shall (a) confer upon any Employee or other holder of an Equity Award any right to employment or to continue in the employ of the Corporation or any Affiliate, (b) confer upon any Director or Consultant or other holder of an Equity Award any right to act or to continue acting as a Director or Consultant, (c) affect the right of the Corporation or any Affiliate to terminate the employment of any Employee with or without Cause, (d) affect the right of the Corporation’s Board and/or the Corporation’s stockholders to remove any Director pursuant to the terms of the Corporation’s charter documents and the provisions of applicable law, or (e) affect the right of the Corporation to terminate the relationship of any Consultant pursuant to the terms of such Consultant’s agreement with the Corporation or Affiliate.

Section 10.04. Securities Requirements. The Corporation hereby informs each recipient of an Equity Award that the Equity Award and the Stock subject thereto (a) have not been qualified by prospectus and are subject to indefinite holding periods, and (b) are unregistered securities under the Securities Act and under all applicable state securities laws and must be held indefinitely unless they are subsequently registered or qualified thereunder or an exemption from such registration or qualification is available. The grant of any Equity Award and the issuance of any shares of Stock by the Corporation pursuant to an Equity Award is subject to compliance with the laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such Equity Award and/or Stock and to the listing requirements of any stock exchange or exchanges on which the Stock may be listed from time to time. The recipient agrees (a) to comply with all such laws, rules and regulations, (b) to furnish to the Corporation any information, report and/or undertakings required to comply with all such laws, rules and regulations, and (c) to fully cooperate with the Corporation in complying with such laws, rules and regulations. The Corporation may require any person to whom an Equity Award is granted, or any person to whom an Equity Award is transferred, as a condition of exercising or acquiring Stock under any Equity Award, to give written assurances satisfactory to the Corporation (a) as to the matters provided above, (b) as to such person’s knowledge and experience in financial and business matters, (c) that he or she is capable of evaluating, alone or together with a purchaser representative, the merits and risks of exercising the Equity Award, and (d) that such person is acquiring the Stock subject to the Equity Award for such person’s own account and not with any view to a distribution of the Stock. The Corporation may, upon advice of counsel to the Corporation, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Stock. Notwithstanding anything to the contrary contained in this Plan or an Equity Award Agreement, no Stock shall be issued to a person pursuant to an Equity Award unless such shares of Stock are then registered under the Securities Act and registered or qualified under all applicable state securities laws, or if such shares are not then so registered or qualified, the Corporation has determined that such issuance would be exempt from the registration requirements of the Securities Act and all applicable state securities laws.

Section 10.05. Tax Withholding. Unless otherwise provided in the applicable Equity Award Agreement or by the Board, the Corporation shall require the holder of an Equity Award to pay in cash (by check) to the Corporation the holder’s share of any tax withholding arising under any applicable law by reason of such Equity Award, the vesting thereof or the disposition of Stock subject thereto. Subject to its withholding obligations under applicable law, and notwithstanding any other provision of this Plan, the Corporation does not assume responsibility for the income or other tax consequences for any person who is eligible for or has received an Equity Award under the Plan, and such persons are advised to consult with their own tax advisers with respect to such matters.

Section 10.06. Equity Award Agreement. The grant of any Equity Award is subject to the execution by the recipient of an Equity Award Agreement.

ARTICLE XI

AMENDMENT OF THE PLAN AND EQUITY AWARDS

Section 11.01. Amendment of Plan; Stockholder Approval. The Board may, in its discretion, amend the Plan. Such amendment shall be effective on the date the Board determines, except for amendments that require the approval of the Corporation’s stockholders, in which case such amendments shall be effective on the date the Corporation’s stockholders approve the amendment. No such amendment shall reduce any outstanding Equity Award without the holder’s written consent. The Board may, in its discretion, submit any amendment of the Plan for stockholder approval.

Section 11.02. Changes in Law. The Board may amend the Plan as it deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Plan relating to Incentive Stock Options and to bring the Plan or Incentive Stock Options granted under the Plan into compliance therewith. The Board may also, in its discretion, amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Equity Awards that qualify for beneficial treatment under such rules.

APPENDIX A

DEFINITIONS

“AFFILIATE” means any parent corporation or subsidiary corporation of the Corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

“BOARD” means the Board of Directors of the Corporation.

“CAUSE” has the meaning given it in the employment or consulting agreement which governs the relationship between the Corporation and the holder of the Equity Award or, if there is no such definition in any such agreement, means (a) indictment or conviction for either any felony offense or any other crime involving dishonesty, (b) participation in any fraud, theft, embezzlement or other misconduct against the Corporation, (c) intentional damage to any property of the Corporation, (d) breach of the holder’s duties of good faith and fair dealing that are owed to the Corporation, (e) breach or violation of any employment, confidentiality, non-competition, non-solicitation or assignment of inventions agreement, (f) conduct which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve, (g) failure to comply with the policies of the Corporation that have been approved by the Board, or (h) insubordination or failure to follow the directions of the Board or of the Chief Executive Officer or President of the Corporation.

“CODE” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“COMMITTEE” means a Committee appointed by the Board in accordance with Section 3.01 of the Plan.

“CORPORATION” means Akebia Therapeutics, Inc., a Delaware corporation, and its successors and assigns.

“CONSULTANT” means any person, including an advisor, engaged by the Corporation or an Affiliate to render bona fide consulting services (other than services in connection with the offer or sale of securities in a capital-raising transaction) and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Corporation or who are not compensated by the Corporation for their services as Directors.

“CORPORATE TRANSACTION” means a “Deemed Liquidation Event” as such term is defined in the Corporation’s charter documentation, as in effect from time to time.

“DIRECTOR” means a member of the Board.

“DISABILITY” has the meaning given it in the employment or consulting agreement which governs the relationship between the Corporation and the holder of the Equity Award or, if there is no such definition in any such agreement, means any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months.

“EMPLOYEE” means any person employed, whether full or part-time, as an employee (including as an officer) by the Corporation or any Affiliate of the Corporation. Neither service as a Director nor payment of a director’s fee by the Corporation shall be sufficient to constitute “employment” by the Corporation. However, a Director who is also employed as an employee by the Corporation or an Affiliate shall constitute an Employee hereunder.

“EQUITY AWARD” means any right granted under the Plan, including any Option, any Stock bonus or any right to purchase restricted Stock.

“EQUITY AWARD AGREEMENT” means a written agreement between the Corporation and a holder of an Equity Award evidencing the terms and conditions of an individual Equity Award grant. Each Equity Award Agreement shall be subject to the terms and conditions of the Plan.

“FAIR MARKET VALUE” means, as of any date, the value of the Stock determined as follows:

•	If the Stock is listed on any established stock exchange or a national market system, including, but not limited to, the Nasdaq National Market or Nasdaq Small Cap Market, the Fair Market Value of a share of Stock shall be the last sales price for the Stock (or the closing bid, if no sales were reported) as quoted on such system or exchange, as reported in The Wall Street Journal or such other source as the Board deems reliable.

•	In the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Board, shall take into account appropriate discounts for lack of marketability or due to a minority position, and shall take into account the applicable preferences and privileges of the Corporation’s preferred stock as set forth in the Corporation’s charter documentation, as in effect from time to time.

“INCENTIVE STOCK OPTION” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“NON-STATUTORY STOCK OPTION” means an Option not intended to qualify as an Incentive Stock Option.

“OPTION” means a stock option granted pursuant to the Plan.

“OPTIONEE” means an Employee, Director or Consultant who holds an outstanding Option.

“OUTSIDE DIRECTOR” means a Director who either (a) is not a current Employee of the Corporation or an “affiliated corporation” (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Corporation or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Corporation or an “affiliated corporation”

at any time, and is not currently receiving direct or indirect remuneration from the Corporation or an “affiliated corporation” for services in any capacity other than as a Director, or (b) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

“PLAN” means this Equity Incentive Plan, as amended and restated.

“SECURITIES ACT” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“STOCK” means the Corporation’s Common Stock, $0.00001 par value per share, and any security into which such Common Stock may be changed.

“STOCK PURCHASE AGREEMENT” means a written agreement between the Corporation and a holder of an Equity Award evidencing the terms and conditions under which such holder shall hold the shares of Stock awarded or purchased under the terms of the Equity Award. Each Stock Purchase Agreement shall be subject to the terms and conditions of the Plan and the Equity Award Agreement that evidenced the bonus, award or Option.

“TERMINATION” means the termination of an Employee’s, Director’s or Consultant’s employment or relationship with the Corporation or with any Affiliate of the Corporation.

[End of Amended and Restated 2008 Equity Incentive Plan]